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                                                              EXHIBIT 10.88


                       SEVERANCE AND CONSULTING AGREEMENT

     This SEVERANCE AND CONSULTING AGREEMENT is made as of January 10, 2001 ("Agreement") by and between STAR TELECOMMUNICATIONS, INC. ("STAR"), a corporation, and Christopher E. Edgecomb ("Mr. Edgecomb"), an individual, with reference to the following: RECITALS:

         A. Mr. Edgecomb has tendered his resignation as Chief Executive Officer and Chairman of the Board of STAR, effective as of the date of this Agreement.

         B. STAR has accepted Mr. Edgecomb's resignation as of such date.

         C. STAR desires to retain Mr. Edgecomb as a consultant to provide certain consulting services as herein described, and Mr. Edgecomb desires to provide such services to STAR for the period February 1, 2001 to January 31, 2002.

         D. The parties desire to enter into this Agreement to set forth the obligations and responsibilities of each in connection with their contractual relationship.

     NOW, THEREFORE, in consideration of the foregoing, and of the covenants and provisions contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged, STAR and Mr. Edgecomb agree as follows:

         1. TERMINATION OF EMPLOYMENT.

             a. The parties to this Agreement acknowledge and agree that Mr. Edgecomb's employment at STAR terminated as of the date hereof and that, on that date, STAR paid to Mr. Edgecomb all salary due him as of that date, plus payment for any earned but unused


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vacation. Mr. Edgecomb expressly acknowledges and agrees that, other than his salary and accrued vacation pay, he is not entitled to further compensation as of his employment termination on January 10, 2001.

             b. Upon termination of his employment at STAR, and by his signature on this Agreement, as of the date hereof Mr. Edgecomb (i) confirms his resignation as an officer and a director of STAR, and each of its affiliate entities, effective January 10, 2001, and (ii) irrevocably appoints STAR as his attorney in his name and on his behalf to execute any such thing and generally to use his name for the purpose of giving effect to this resignation.

             c. As of the date of this Agreement, Mr. Edgecomb acknowledges that he delivered to STAR all documents, papers and properties belonging to STAR or any of its parent, subsidiary or affiliated companies that may have been prepared by Mr. Edgecomb, or that have come into his possession in the course of carrying out his obligations to STAR or any of its parent, subsidiary or affiliated companies, and that he did not retain any copies thereof.

             d. Mr. Edgecomb shall be entitled to remove and own all of his current office furnishings and equipment (including all personal computers, including laptops, whether at his office or home, and related software, cell phones and similar items). In addition, STAR acknowledges that Mr. Edgecomb owns certain artwork, furnishings, vending machines and memorabilia currently on STAR's premises. Mr. Edgecomb agrees to allow STAR to continue to use such items provided, however, that Mr. Edgecomb may remove any or all of such items upon 30 days' notice to STAR.

         2. SEVERANCE PAYMENT.

         Mr. Edgecomb acknowledges and agrees that he is entitled to no further compensation, payments or benefits from STAR after his employment termination as of the date


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of this Agreement. Nevertheless, subject to the terms and conditions of this
Agreement, and provided that Mr. Edgecomb does not breach any of the terms of this Agreement, STAR agrees to issue to Mr. Edgecomb 1,775,354 shares of STAR common stock, in quarterly installments of 443,839 (the "Share Installments"), with such installment payments to be made on February 10, 2001, May 10, 2001, August 10, 2001 and November 10, 2001 (each, an "Installment Date"). STAR agrees to register the shares of Common Stock subject to the Share Installment payments described above on the next available registration statement filed by STAR with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and to take all steps reasonably necessary to have such registration statement declared effective by the SEC as soon as is reasonably practicable following such filing, subject to the restrictions of the Securities Act and the rules and regulations thereunder, as interpreted and enforced by the SEC.

         3. BENEFITS.

             a. CONTINUING INSURANCE PARTICIPATION. In addition to any insurance continuation rights he may have under COBRA, Mr. Edgecomb and his dependents will be entitled to continue to participate in the health, life, dental, vision, disability and other insurance plans of STAR through December 31, 2001, on a basis consistent with STAR's past practices. STAR shall be responsible for the payment of any applicable premiums under such plans through December 31, 2001.

             b. AUTOMOBILE ALLOWANCE. STAR shall pay to Mr. Edgecomb a monthly automobile allowance equal to the car lease payments currently paid by STAR on Mr. Edgecomb's behalf through December 31, 2001. Additionally, title to the Chevrolet Suburban


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originally purchased by Mr. Edgecomb but presently held in the name of STAR shall be transferred back to Mr. Edgecomb in a manner mutually agreeable to the parties.

             c. HANGAR EXPENSES. Hangar and related airplane expenses normally paid by STAR will continue to be paid by STAR until February 1, 2001.

             d. UNREIMBURSED EXPENSES. STAR shall pay to Mr. Edgecomb within a reasonable time of receipt of request therefor, all unreimbursed employee expenses incurred by Mr. Edgecomb in connection with his employment by STAR through January 10, 2001.

         4. RELEASES BY THE PARTIES.

             a. RELEASE BY MR. EDGECOMB. In exchange for STAR's payments and other undertakings as described herein, Mr. Edgecomb, for himself and his heirs, legal representatives, successors and assigns, does hereby completely release and forever discharge STAR, its parent, subsidiary and affiliated companies, and their respective shareholders, officers, directors, representatives, employees, former employees, agents, attorneys, successors and assigns from all claims, rights, demands, actions, obligations and causes of action of any and every kind, nature and character, known or unknown, that Mr. Edgecomb may now have or has ever had against them, arising from or in any way connected with the employment relationship between the parties, any actions taken by any of them during the employment relationship, the termination of that relationship, and any other dealings of any kind between Mr. Edgecomb and any of them up to the effective date of this Agreement, including but not limited to (i) any and all claims of "wrongful discharge," breach of express or implied contract, breach of the implied covenant of good faith and fair dealing, wrongful discharge in violation of public policy, intentional infliction of emotional distress, negligent infliction of emotional distress, fraud and defamation; (ii) any claim arising at common law including but not limited to any tort of any



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nature; (iii) any and all claims arising under any federal, state, county or municipal statute, constitution or ordinance, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the California Fair Employment and Housing Act, the California Constitution, the California Labor Code, and any other laws and regulations relating to employment discrimination; and (iv) any and all claims for compensation, bonuses, severance pay, vacation pay, expense reimbursement, attorneys' fees and costs.

             b. RELEASE BY STAR. In consideration for Mr. Edgecomb's acceptance of the terms of this Agreement, STAR, for itself and its parent, subsidiary and affiliated companies, and their respective shareholders, officers, directors, representatives, employees, former employees, agents, attorneys, successors and assigns, does hereby completely release and forever discharge Mr. Edgecomb, his family, heirs, successors and assigns from all claims, rights, demands, actions, obligations and causes of action of any and every kind, nature and character, known or unknown, that STAR may now have or has ever had against them, arising from or in any way connected with the employment relationship between the parties, any actions taken by any of them during the employment relationship, the termination of that relationship, and any other dealings of any kind between Mr. Edgecomb and any of them up to the effective date of this Agreement.

             c. GENERAL RELEASE. It is each party's intention in the execution of the his or its respective release set forth above, that the same shall be effective as a bar to each and every claim hereinabove specified, and, in furtherance of this intention, each party hereby


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expressly waives any and all rights and benefits conferred upon him or it by
Section 1542 of the California Civil Code, which provides:

             A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         5. CONFIDENTIALITY AND NON-DISPARAGEMENT.

             Absent prior express written approval and permission of STAR, which may be withheld in the sole discretion of STAR, Mr. Edgecomb will keep confidential and not directly or indirectly make public or reveal to any person, firm, corporation, association, partnership or entity of any identity or kind whatsoever, including, without limitation, any current, former or future employee of STAR or any of its affiliated, subsidiary or parent companies, any information regarding the terms or existence of this Agreement, including, without limitation, the fact of payment or the amount of payment (or any information arising out of the fact of or amount of payment) Mr. Edgecomb is receiving under it.

             This confidentiality provision shall not apply to Mr. Edgecomb providing any information regarding the terms or existence of this Agreement to his spouse, to his attorneys, or to his accountants, tax consultants or the duly designated taxing authorities of the United States of America or the State of California, but Mr. Edgecomb will be responsible for any disclosure by any of them that would be prohibited by this provision if made by Mr. Edgecomb. Mr. Edgecomb represents and warrants to STAR that, prior to executing this Agreement, Mr. Edgecomb has not made any disclosure that would violate this provision.

             Mr. Edgecomb agrees that he will not publicly or privately say or do anything to disparage STAR, its officers, directors, employees, business, operations, products or services.


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Mr. Edgecomb further agrees that he will not take any action injurious to the business interest or reputation of STAR, its officers, directors, employees, business, operations, products or services, provided that the restrictions imposed by this sentence shall not prohibit Mr. Edgecomb from competing with STAR in a fair and ethically manner following the date hereof.

         6. CONSULTING SERVICES

             In consideration for the "Severance Payment" specified in paragraph 2 of this Agreement, Mr. Edgecomb agrees to provide consulting services to STAR for the period February 1, 2001 through January 31, 2002.

             a. NATURE OF WORK. Mr. Edgecomb will provide services in an advisory capacity in any manner reasonably requested by Brett Messing, STAR's Chief Executive Officer, or by other officers, directors, employees, agents or consultants of STAR directed to Mr. Edgecomb by Mr. Messing. Mr. Edgecomb shall be available to provide consulting services to STAR on matters as to which STAR may request Mr. Edgecomb's services relating to, among other things, matters concerning STAR's customers, vendors, business relationships, business opportunities and business trends, on reasonable notice, at reasonable times, and within reasonable parameters. Mr. Edgecomb shall be available to provide such consulting services from February 1, 2001 through January 31, 2002.

             b. REPRESENTATIONS. Mr. Edgecomb represents and warrants that he is free to enter into this Agreement with STAR and that he is not bound by any employment agreement, nondisclosure agreement, noncompetition agreement or any other agreement or obligation that may infringe on his ability or in any manner prevent Mr. Edgecomb from performing any of the duties that may be required of Mr. Edgecomb under this Agreement, or that may in any way result in any involvement by STAR in any matter, action, suit or proceeding concerning Mr.

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Edgecomb's former employment with any former employer or the termination thereof. Mr. Edgecomb agrees to indemnify and hold STAR harmless against any and all costs, attorneys' fees, losses, liabilities and expenses resulting from any claims arising out of, directly or indirectly, or in any way related to Mr. Edgecomb's representations set forth herein, including without limitation any breach thereof.

             c. PERFORMANCE OF DUTIES TO REASONABLE SATISFACTION OF STAR. Mr. Edgecomb shall devote sufficient business time, attention and energies as necessary to perform his duties hereunder. Mr. Edgecomb agrees that, at all times, he will to the best of his ability, experience and talent, and in good faith perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of STAR, and STAR will provide all necessary information and other support appropriate to the performance of Mr. Edgecomb's services.

             d. COMPENSATION. In consideration of Mr. Edgecomb's willingness to render the consulting services described in this Agreement, whether utilized by STAR during the term hereof or not, STAR will pay Mr. Edgecomb the "Severance Payment", as stated in paragraph 2 of this Agreement.

             e. STATUS OF CONSULTANT. This Agreement calls for the performance of the services of Mr. Edgecomb as an independent contractor, and Mr. Edgecomb will not be considered an employee of STAR for any purpose. STAR will issue Mr. Edgecomb an IRS Tax Form 1099 for all services rendered under this Agreement. Mr. Edgecomb represents his Tax Identification number is ###-##-####.

             f. Support Services. During the term of this Agreement, STAR shall pay, or reimburse Mr. Edgecomb for, his long-distance telephone charges, cell phone charges, Internet



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access and, through March 1, 2001, home security services, provided that all payments over $1,000 shall require the prior approval of Brett Messing.

             g. NONDISCLOSURE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION. Mr. Edgecomb acknowledges that from time to time he may be provided with STAR's Trade Secrets, as defined below, and any other confidential information related directly or indirectly thereto. Mr. Edgecomb further acknowledges his fiduciary obligations in respect thereof. Without limiting the scope of such fiduciary obligations, Mr. Edgecomb agrees that he shall not, at any time or in any manner, directly or indirectly, use for his own benefit or the benefit of any other person or entity, or otherwise divulge, disclose, or communicate to any person or entity any information concerning any Trade Secret or confidential information of STAR without the prior express written consent of STAR. All files, records, documents and similar items relating to the business of STAR or concerning any Trade Secret or confidential information, including copies thereof, whether prepared by Mr. Edgecomb or otherwise coming into his possession, shall remain the exclusive property of STAR and shall not be removed from STAR's premises without the prior express written consent of STAR. Mr. Edgecomb will return all Trade Secrets and confidential information as defined above in his possession within five (5) business days after termination of this Agreement and shall not retain any copies. This covenant of nondisclosure and Mr. Edgecomb's liability for breach of such covenant shall survive the expiration and termination of this Agreement. The term "Trade Secrets", as used in this Agreement, shall be given its broadest possible interpretation and shall mean any information, including, without limitation, a formula, pattern, compilation, program, device, method, technique, or process, that (i) derives independent economic value, actual or potential, from not being generally known to

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the public or to other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         h. TERMINATION OF CONSULTING SERVICES.

                  i) WITHOUT CAUSE. STAR may terminate this Agreement without cause upon thirty (30) days written notice to Mr. Edgecomb.

                  ii) CAUSE. STAR has the right to terminate this Agreement immediately for cause in the event Mr. Edgecomb fails to perform as required by this Agreement. "Cause" shall exist if Mr. Edgecomb fails to perform obligations, duties or responsibilities to the reasonable satisfaction of STAR or otherwise fails to follow the reasonable directive of STAR, as otherwise set forth in this Agreement.

                  iii) COMPENSATION ON TERMINATION. Following the termination of this Agreement by STAR without cause, Mr. Edgecomb shall receive in full the compensation specified in Paragraph 2 of this Agreement but shall not otherwise be entitled to any additional compensation of any nature whatsover..

         7. RESERVED.

         8. COOPERATION.

         Mr. Edgecomb agrees that, subject to his availability, and if requested to do so by STAR, he will assist STAR to resolve issues arising where his personal knowledge or information may be of help without compensation beyond that compensation specified in Paragraph 2.


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         9. BREACH OR MISREPRESENTATION.

         Inasmuch as the actual damages that would result from any breach of the provisions of Paragraphs 5, 6, and 8, are uncertain and would be impractical and extremely difficult to fix, Mr. Edgecomb agrees that STAR shall be entitled to injunctive relief to prevent any anticipated breach of the provisions of Paragraphs 5, 6, and 8, in addition to any other legal or equitable relief to which STAR may be entitled under this Agreement or applicable law.

         Moreover, in the event of any breach of either Paragraphs 5, 6(h)(ii), or 8 by Mr. Edgecomb, and without in any way affecting any other covenant or provision in this Agreement, including, without limitation, Mr. Edgecomb's General Release in Paragraph 4, above, and in addition to any relief to which STAR otherwise is entitled under this Agreement or applicable law, including, but not limited to, injunctive relief and the recovery of actual damages, all further payments to Mr. Edgecomb of any remaining Share Installment due on any Installment Date, as further set forth in Paragraph 2 of this Agreement shall cease without any further liability on the part of STAR thereafter.

         10. MISCELLANEOUS.

             a. Mr. Edgecomb represents and warrants that he has not heretofore assigned or transferred to any person, firm, corporation or entity any claim or other matter herein released. Mr. Edgecomb agrees to indemnify STAR and anyone else herein released and hold them harmless against any claims, costs or expenses, including, without limitation, attorneys' fees actually paid or incurred, arising out of, related to or in any manner whatsoever connected with any such transfer or assignment.

             b. In the event that either party pursues litigation to remedy any breach of this Agreement by the other party, or in the event either party becomes involved in any



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litigation with the other party where the breach of this Agreement is in issue, the prevailing party shall be entitled to recover from the losing party the reasonable costs and attorneys' fees the prevailing party incurs in connection with any such litigation, in addition to any other legal or equitable relief to which the prevailing party may be entitled. In such circumstances, however, all obligations under this Agreement, including, without limitation, the General Releases and Covenants in Paragraphs 4, 5, 6, , and 8 above, shall remain in full force and effect.

             c. In executing this Agreement, Mr. Edgecomb has not relied and is not relying on any representation or statement made by STAR or any of its related entities, or by any agent, representative or attorney of STAR or any of its related entities, with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those specifically stated in this Agreement. This Agreement sets forth the entire agreement between Mr. Edgecomb and STAR and, except as expressly set forth herein, fully supersedes any and all prior agreements or understandings between them pertaining to the subject matter of this Agreement. It may not be altered, modified, amended or changed, in whole or in part, except in a writing executed by Mr. Edgecomb and the Chief Executive Officer of STAR.

             d. Pursuant to the Older Workers Benefit Protection Act, STAR and Mr. Edgecomb acknowledge and agree that (i) Mr. Edgecomb will have forty-five
(45) days to consider the terms of this Agreement (including, without limitation, Mr. Edgecomb's release and waiver of any and all claims under the Age Discrimination in Employment Act) before executing it, (ii) he will have seven (7) days after his execution of this Agreement in which to revoke this Agreement, in which event a written notice of revocation must be received by STAR's General Counsel, Tim Sylvester, on or before the seventh day, and (iii) this Agreement will not become effective and enforceable until the seven (7) day revocation period has expired without



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revocation of the Agreement by Mr. Edgecomb. Mr. Edgecomb further acknowledges that (i) he has received from STAR a description of eligibility factors used by STAR in determining eligibility for separation pay in connection with this reduction in force, and (ii) he has been provided with a list of ages and job titles of all employees eligible for separation pay, as well as a list of other employees in his job classification or organizational unit who are ineligible for separation pay.

             e. Mr. Edgecomb and STAR each agree to bear his and its own costs, expenses, attorneys' fees and any other expenditures in connection with the negotiation and preparation of this Agreement.

             f. This Agreement shall be construed as if both parties participated equally in its negotiation and drafting, and each party agrees that any ambiguity contained in any provision of this Agreement shall not be construed against any particular party to this Agreement by virtue of that party's role in the negotiation or preparation of this Agreement.

             g. Mr. Edgecomb acknowledges that (i) he has been given the opportunity to seek the advice of independent legal counsel concerning this Agreement, (ii) STAR has urged him to seek such independent legal advice, (iii) he fully understands the terms of this Agreement including, without limitation, the significance and consequences of his General Release in Paragraph 4, above,
(iv) he is not releasing any claims that may arise after the date of this Agreement, (v) he is executing this Agreement in exchange for consideration in addition to anything of value to which he already is entitled, and (vi) he is fully satisfied with the terms of this Agreement, and is executing this Agreement voluntarily, willingly and knowingly, and without any duress.



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             h. If any provision or term, or part of a provision or term, of this Agreement is declared or determined by any court to be illegal or invalid, the validity of the remaining parts, provisions or terms shall not be affected thereby, and said illegal or invalid part, provision or term shall not be deemed to be a part of this Agreement.

             i. This Agreement may be executed in one or more counterparts, each of which shall be deemed as an original, but all of which, together, shall constitute one and the same instrument.

             j. This Agreement shall be governed by the laws of the State of California, without reference to its choice of law rules.


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         THE UNDERSIGNED HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND
AND AGREE TO IT:

           "STAR"                                "MR. EDGECOMB"
STAR TELECOMMUNICATIONS, INC.
By:
   ----------------------------            -------------------------------
       Brett S. Messing                    CHRISTOPHER E. EDGECOMB
       Chairman and Chief Executive
       Officer

Date:                                      Date:
     ---------------------------                --------------------------







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